CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Teche Holding Company

We consent to the incorporation by reference in this registration statement on Form S-8 of Teche Holding Company of our report dated December 17, 2010, with respect to the consolidated financial statements of Teche Holding Company and subsidiary which appears in Teche Holding Company’s 2010 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP
(formerly Dixon Hughes PLLC)

Atlanta, Georgia
June 30, 2011